Exhibit 99.1

Sheryl Wilkerson Ascends to Energous Board of Directors

SAN JOSE, Calif.—October 20, 2020— Today Energous Corporation (Nasdaq: WATT), the developer of WattUp®, a revolutionary wireless charging 2.0 technology, announced the appointment of Sheryl Wilkerson to its Board of Directors, effective immediately.

Wilkerson, currently vice president of government affairs at Michelin North America, has served as an advisor to Energous since 2018 and brings in-depth experience in both public and private sectors. Prior to her role at Michelin, Wilkerson was president of Willow, LLC, where she advised global wireless, telematics and automotive companies on government affairs, and as senior vice president of strategic planning and corporate services at Ygomi, which develops software for automated driving and ADAS.

Before joining the private sector, Wilkerson spent more than a decade in roles throughout the U.S. federal government, including the Senate and House of Representatives, Federal Judicial Center and the Federal Communications Commission, where she led the office of legislative and intergovernmental affairs and served as an advisor to the general counsel and chairman.

“Sheryl brings a wealth of experience working with the federal government as well as in corporate governance, two areas of focus for Energous as we continue to advance and evolve,” said Stephen R. Rizzone, president and CEO of Energous. “Sheryl has served on our Advisory Committee for two years and in this capacity facilitated our efforts at the FCC. We have a firsthand appreciation of the worth she adds to our organization and know she will be a very valuable addition to our Board of Directors.”

Wilkerson will serve alongside Rizzone and board members Robert J. Griffin, Dan Fairfax, Rahul Patel, Mike Noonen and Reynette Au.

“It has been an honor to serve as an advisor to Energous and I am thrilled to expand my involvement in the company’s leadership in the wireless charging 2.0 industry,” Wilkerson said. “Energous is a forward-looking company developing leading-edge technology, and I am excited to help guide its continued evolution.”

To learn more about Energous, please visit Energous.com or follow the company on Twitter, Facebook and LinkedIn.

About Energous Corporation

Energous Corporation (Nasdaq: WATT) is the global leader of Wireless Charging 2.0 technology. Its award-winning WattUp® solution is the only technology that supports both contact and distance charging through a fully compatible ecosystem. Built atop fast, efficient and highly scalable RF-based charging technology, WattUp is positioned to offer substantial improvements over older, first generation coil-based charging technologies in power, efficiency, foreign device detection, freedom of movement and overall cost for consumer electronics, medical devices, retail, military, industrial/commercial IoT, automotive, military, retail and industrial applications. Energous develops silicon-based wireless power transfer (WPT) technologies and customizable reference designs, and provides worldwide regulatory assistance, a reliable supply chain, quality assurance, and sales and technical support to global customers. The company received the world’s first FCC Part 18 certification for at-a-distance wireless charging and has been awarded 227 patents for its WattUp wireless charging technology to-date. For more information, please visit Energous.com.

Safe Harbor Statement

This press release contains forward-looking statements that describe our future plans and expectations. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of our forward-looking statements in this release include our statements about technology developments, partner product development and wireless charging innovation. Our forward-looking statements speak only as of this date; they are based on current expectations and we undertake no duty to update them. Factors that could cause actual results to differ from what we expect include: the impact of the COVID-19 outbreak on the U.S. and global economies generally and on our business, regulatory approvals, product development, employees, partners, customers and potential user base; uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, in evaluating our forward-looking statements.

Contacts

For more information:

Energous Public Relations

PR@energous.com

(408) 963-0200

Energous Investor Relations

Mike Bishop

(415) 894-9633

IR@energous.com